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                                                                   Exhibit 10(i)

                       PELICAN CENTER LIMITED PARTNERSHIP
                            15272 BOLSA CHICA STREET
                           HUNTINGTON BEACH, CA 92649
                              (714) 895-9652 OFFICE
                            (714) 895-6321 FACSIMILE


May 26, 2005


Mr. Paul Caceres, CFO
CAM Commerce Solutions, Inc.
17075 Newhope Street, Suite A
Fountain Valley, CA 92708

RE:     LEASE EXTENSION

Dear Paul:

     John Tillotson and I appreciate your desire to extend your initial term as a tenant of Pelican Center in Fountain Valley, CA. To document our phone conversation, this letter confirms we have agreed to extend your lease for an additional three years. Accordingly, the new Expiration Date, as defined in the original lease dated December 12, 2000 (the "Lease"), will be March 6, 2010. The rent during this additional period will continue at the same scheduled rate, adjusted annually as provided in the Lease.

     In addition, Pelican Center Limited Partnership agrees that Section 51 of the Lease, Option to Extend" shall remain in full force and effect, as will all other terms of that Lease. Accordingly, should Lessee desire to exercise such Option to Extend, notice to Lessor shall be given in writing at least six (6) months prior to March 6, 2010.

     Please acknowledge in the space provided below and return one original to me.

     Sincerely,

     Pelican Center Limited Partnership

     By: Pelican Center LLC, General Partner


                                           ACCEPTED AND AGREED



     By: /s/ DANIEL S. HOWSE
        ---------------------------
        Daniel S. Howse, Member

                                           /s/ PAUL CACERES
                                           -------------------------------------
                                           Paul Caceres, Chief Financial Officer
                                           CAM Commerce Solutions, Inc.